Exhibit 99.1

Equity Office (Investors/Analysts):	Equity Office (Media):
Diane Morefield	Terry Holt
312.466.3286	312.466.3102

For Immediate Release

Equity Office Announces Second Quarter 2004 Results

CHICAGO (August 2, 2004) — Equity Office Properties Trust (NYSE: EOP) reported results today for the second quarter ended June 30, 2004. Net income available to common shareholders, commonly referred to as earnings per share (EPS), totaled $100.6 million, or $.25 per fully diluted share. The second quarter 2004 results include an approximate $24 million gain, or approximately $.05 per share, in connection with the settlement of certain forward-starting interest rate swaps. Net income available to common shareholders in the second quarter of 2003 totaled $149.9 million with fully diluted EPS of $.37.

Net income available to common shareholders for the first six months of 2004 totaled $165.9 million with fully diluted EPS of $.41. This compares to net income available to common shareholders for the same period in 2003 of $291.6 million with fully diluted EPS of $.72. The declines in EPS between quarters, and between six-month periods, were primarily the result of lower gains on the sale of real estate. The declines were also caused by lower occupancy, lower rents on new and renewal leases, and the cumulative impact of asset sales over the past 18 months.

Funds from operations available to common shareholders plus assumed conversions (FFO) for the second quarter 2004 totaled $310.2 million, or $.68 per fully diluted common share, as compared to FFO for the same period in 2003 of $314.1 million, or $.68 per fully diluted common share.

FFO for the first six months of 2004 totaled $612.7 million, or $1.33 per share on a fully diluted basis, compared to $652.9 million, or $1.41 per share on a fully diluted basis for the same period in 2003. FFO per share was flat in the second quarter 2004, and declined 5.7% in the first six months of 2004 compared to the same periods in 2003. FFO was impacted by asset sales, lower occupancy levels in the total portfolio, and a decline in rental rates on new and renewal leases, as well as by the forward-starting interest rate swaps mentioned above. The attachment to this press release reconciles FFO and FFO per share to net income and net income per share, respectively, the most directly comparable GAAP measures.

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Page 2 — Equity Office Announces Second Quarter 2004 Results

Same-store property net operating income (defined as operating revenues, including straight-line rents, less property operating expenses) for the second quarter 2004 decreased 5.1%, as compared to the second quarter of 2003. Occupancy on this same-store portfolio, consisting of 672 office and industrial properties acquired on or prior to April 1, 2003, decreased from 86.6% at the beginning of this period to 86.1% at June 30, 2004. The decrease in occupancy and rental rates was the primary cause for the decline in same-store results.

“We believe that we are in the early stages of a broad-based recovery in office markets across the country,” commented Richard D. Kincaid, Equity Office’s president and chief executive officer. “While this recovery will take time to significantly impact our earnings, we are encouraged by the progress we experienced in the second quarter.”

Leasing and Occupancy Results

EOP’s office portfolio occupancy at June 30, 2004, was 86.3%, compared to occupancy of 86.1% at the end of the first quarter 2004, and 87.1% at the end of the second quarter 2003. The decline of occupancy between years was primarily the result of early lease terminations.

Lease termination fees, including those recognized as income from joint ventures, totaled $8.6 million for the second quarter 2004 compared to $22.8 million during the first quarter 2004, and $10.0 million during the second quarter 2003.

Office leases that commenced during the second quarter 2004 totaled approximately 6.2 million square feet, as compared to 4.6 million square feet in the second quarter of 2003. The weighted average annual gross rental rate, including straight-line rents and estimated expense reimbursements, was $23.25 on new and renewal leases. This represents a 14.4% decline from the weighted average gross rental rate on expiring and terminated leases during the quarter. Compared to expiring leases only, gross rental rates on new and renewal leases declined 10.7%.

Tenant improvement and leasing commission (TI/LC) costs for the office leases that commenced during the second quarter 2004 totaled $16.52 per square foot on a weighted average basis. This compares to weighted average TI/LC costs of $17.14 per square foot in the first quarter 2004, and $15.51 per square foot in the second quarter of 2003. TI/LC costs for the office leases that commenced during the first six months of 2004 totaled $16.80 per square foot on a weighted average basis, compared to $14.92 per square foot for the same period in 2003. For the full year 2004, Equity Office continues to anticipate weighted average TI/LC costs in the $18 to $20 per square foot range.

Investment Activity

During the second quarter 2004, EOP acquired American Center, two eight-story Class A office buildings comprising 328,741 square feet in Tysons Corner, VA, for approximately $60.5 million.

Also, Equity Office disposed of a total of $255.5 million of assets, which included four office buildings, 38 industrial properties and a vacant land parcel in the second quarter. The buildings totaled 2.7 million square feet. Thirty-seven of the industrial properties, which totaled 2.2 million square feet, were sold to an institutional investor for approximately $197 million. EOP’s remaining industrial assets consist of 37 buildings totaling 3.5 million square feet.

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Page 3 — Equity Office Announces Second Quarter 2004 Results

During the first six months of 2004, Equity Office acquired two office buildings, one land parcel and the remaining economic interest in 1301 Avenue of Americas, NY, for a total of $211.6 million. Year-to-date, asset sales have totaled $274.0 million, the majority of which occurred in the second quarter.

On July 30, EOP and a joint venture partner acquired Colorado Center, a six-building office complex comprising 1.1 million square feet in Santa Monica, CA, for a purchase price of $443.6 million. EOP owns 50% of the joint venture asset. The company’s net share of the purchase price was approximately $221.8 million. Equity Office will manage and lease the property.

Financing Activity

In May 2004, EOP settled $500 million of forward-starting interest rate swaps. EOP originally entered into the swaps in anticipation of a $500 million debt offering, which did not occur. As a result of the swap unwind, EOP recognized an approximate $24 million gain during May 2004.

In late June, Equity Office launched a new program that allowed for the issuance of up to $500 million in bonds through EOP InterNotesSM, which are unsecured medium-term notes of EOP Operating Limited Partnership for sale to retail investors through licensed brokers. As of August 2, Equity Office had issued $21.9 million in notes under this program.

In July, Moody’s Investors Service lowered its unsecured, long-term debt ratings of EOP Operating Limited Partnership to Baa2, from Baa1, and its preferred stock ratings of Equity Office Properties Trust (EOP) to Baa3, from Baa2. Moody’s added that its outlook for the ratings of Equity Office is stable. S&P and Fitch’s ratings of EOP’s unsecured, long-term debt are both currently BBB+ with stable outlooks.

Also in July, EOP repaid approximately $209.1 million of mortgage debt on Worldwide Plaza, a 1.7 million-square-foot office building in New York. The property is now unencumbered.

Further in July, Equity Office obtained an additional unsecured line of credit for $500 million, maturing July 2005 at an interest rate of LIBOR + 65 basis points along with a 15 basis point annual facility fee. As of August 2, 2004, $100 million is outstanding on the additional line of credit, and $880 million is outstanding on the previously existing $1 billion line of credit.

EPS and FFO Guidance

Equity Office is narrowing both its EPS and FFO guidance for 2004 as follows:

Guidance for 2004	Range
Fully Diluted EPS	$0.79 - $0.89
Plus: Real Estate Depreciation and Amortization	$1.71 - $1.71
Plus: Impact of cumulative effect of change in accounting principle	$0.07 - $0.07
Less: Gain on sale of real estate	($0.01 - $0.01)
Less: Adjustment related to assumed conversion of Series B preferred shares	($0.01 - $0.01)
Fully Diluted FFO per share	$2.55 - $2.65

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Page 4 — Equity Office Announces Second Quarter 2004 Results

The guidance ranges do not include the effects of any future property acquisitions or dispositions, including any associated gains or losses because the company is not able to assess at this time the potential impact of such acquisitions or dispositions on future FFO and EPS. The guidance ranges also do not include the effects of any future impairments that could arise as a result of either asset sales or market conditions. By definition, FFO does not include gains or losses on the sale of properties, but does include impairment charges.

Conference Call Details

Management will discuss its 2004 second quarter results on EOP’s earnings conference call scheduled for Tuesday, August 3, 2004, at 9:00 AM CDT. The conference call telephone number is 888-453-1739. Participants should dial in 15 minutes before the scheduled start of the call. The pass code to access the call is “EOP.” Participants calling from outside of North America should dial 484-630-5733. A replay of the call will be available until August 10, 2004, by calling 800-283-0306. No pass code is necessary. For callers outside of North America, the replay telephone number is 402-998-1053.

A live webcast of the conference call will be available in listen-only mode at www.equityoffice.com and at www.fulldisclosure.com.

In addition to the information provided in this release, Equity Office publishes a quarterly Supplemental Operating and Financial Data Report, which can be found at http://www.equityoffice.com, in the Investor Relations section, and as part of a Form 8-K furnished to the SEC. Hard copies of the Supplemental Operating and Financial Data Report are also available via mail by calling 800-692-5304.

Forward — Looking Statements

Certain matters discussed in this release are forward-looking statements within the meaning of the federal securities laws. Although Equity Office believes the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of performance, and Equity Office can give no assurance that its expectations will be realized. Actual results may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond Equity Office’s ability to control or predict. Among these risks and uncertainties are changes in general economic conditions; the extent, duration and strength of any economic recovery; the extent of any tenant bankruptcies and insolvencies; Equity Office’s ability to maintain occupancy and to timely lease or re-lease space at anticipated net effective rents, calculated after giving effect to any required tenant improvement and leasing costs as well as free rent; the amount of lease termination fees, if any; the cost and availability of debt and equity financing; Equity Office’s ability to dispose of certain of its assets from time to time on acceptable terms; the effect of any impairment charges associated with asset dispositions or market conditions; Equity Office’s ability to realize anticipated cost savings and to otherwise create and realize economic benefits of scale; Equity Office’s ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist acts; and other risks and uncertainties detailed from time to time in Equity Office’s filings with the SEC, including its 2003 Form 10-K and Form 8-K filed with the SEC on March 22, 2004. Equity Office assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Page 5 — Equity Office Announces Second Quarter 2004 Results

Equity Office Properties Trust (NYSE: EOP), operating through its various subsidiaries and affiliates, is the nation’s largest publicly held office building owner and manager with a portfolio of 689 buildings comprising 124.1 million square feet in 18 states and the District of Columbia. Equity Office has an ownership presence in 27 Metropolitan Statistical Areas (MSAs) and in 123 submarkets, enabling it to provide a wide range of office solutions for local, regional and national customers. For more company information visit the Equity Office Web site at http://www.equityoffice.com.

# # #
(Summary Financial Information Attached)

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Equity Office Properties Trust
Consolidated Statements of Operations
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2004	2003	2004	2003
	(Dollars in thousands, except per share amounts)
Revenues:
Rental	$639,023	$627,276	$1,269,519	$1,256,467
Tenant reimbursements	109,683	107,741	211,800	209,500
Parking	29,229	27,968	58,135	54,527
Other	13,749	14,119	39,648	33,658
Fee income	3,849	3,526	6,909	8,462

Total revenues	795,533	780,630	1,586,011	1,562,614

Expenses:
Depreciation	170,824	155,878	339,387	309,268
Amortization	18,681	14,813	36,303	29,013
Real estate taxes	100,869	89,726	184,660	178,511
Insurance	9,037	6,380	19,048	12,385
Repairs and maintenance	83,464	78,727	162,787	156,568
Property operating	102,023	101,185	208,312	197,675
Ground rent	5,050	4,870	10,396	9,466
Corporate general and administrative	13,709	17,655	25,018	31,157

Total expenses	503,657	469,234	985,911	924,043

Operating income	291,876	311,396	600,100	638,571

Other income / (expense):
Interest / dividend income	2,410	3,666	3,730	6,893
Realized gain on settlement of derivatives and sale of marketable securities	24,016	—	24,016	8,143
Interest:
Expense incurred	(208,970)	(206,492)	(414,401)	(411,703)
Amortization of deferred financing costs and prepayment expenses	(2,177)	(2,091)	(4,348)	(3,783)

Total other income / (expense)	(184,721)	(204,917)	(391,003)	(400,450)

Income before income taxes, allocation to minority interests and income from investments in unconsolidated joint ventures	107,155	106,479	209,097	238,121
Income taxes	(1,355)	(1,574)	(1,092)	(2,570)
Minority Interests:
EOP Partnership	(12,110)	(18,527)	(20,059)	(35,841)
Partially owned properties	(2,341)	(1,841)	(4,907)	(4,347)
Income from investments in unconsolidated joint ventures	14,739	20,946	30,457	41,710

Income from continuing operations	106,088	105,483	213,496	237,073
Discontinued operations (including net gain on sales of real estate of $1,927, $44,448, $4,122, and $51,725, respectively)	3,420	59,773	7,748	85,361

Income before cumulative effect of a change in accounting principle	109,508	165,256	221,244	322,434
Cumulative effect of a change in accounting principle	—	—	(33,697)	—

Net income	109,508	165,256	187,547	322,434
Preferred distributions	(8,944)	(15,395)	(21,692)	(30,856)

Net income available to common shareholders	$100,564	$149,861	$165,855	$291,578

Earnings per share — basic:
Income from continuing operations per share	$0.24	$0.24	$0.47	$0.53

Net income available to common shareholders per share	$0.25	$0.37	$0.41	$0.72

Weighted average Common Shares outstanding	400,846,907	400,457,311	400,255,725	404,348,812

Earnings per share — diluted:
Income from continuing operations per share	$0.24	$0.24	$0.47	$0.53

Net income available to common shareholders per share	$0.25	$0.37	$0.41	$0.72

Weighted average Common Shares outstanding and dilutive potential common shares	450,533,841	452,010,570	450,840,364	455,646,938

Distributions declared per Common Share outstanding	$0.50	$0.50	$1.00	$1.00

Equity Office Properties Trust
Consolidated Balance Sheets

	June 30, 2004 (Unaudited)	December 31, 2003
	(Dollars in thousands, except per share amounts)
Assets:
Investments in real estate	$25,033,044	$23,985,839
Developments in process	67,641	75,232
Land available for development	245,611	251,151
Accumulated depreciation	(2,958,986)	(2,578,082)

Investments in real estate, net of accumulated depreciation	22,387,310	21,734,140
Cash and cash equivalents	73,313	69,398
Tenant and other receivables (net of allowance for doubtful accounts of $9,130 and $6,490, respectively)	74,448	79,880
Deferred rent receivable	446,781	379,329
Escrow deposits and restricted cash	75,753	75,186
Investments in unconsolidated joint ventures	967,973	1,127,232
Deferred financing costs (net of accumulated amortization of $57,550 and $48,176, respectively)	67,263	64,337
Deferred leasing costs and other related intangibles (net of accumulated amortization of $187,299 and $157,445, respectively)	360,552	314,568
Prepaid expenses and other assets (net of discounts of $3,092 and $66,200, respectively)	219,612	344,940

Total Assets	$24,673,005	$24,189,010

Liabilities, Minority Interests, Mandatorily Redeemable Preferred Shares and Shareholders’ Equity:
Liabilities:
Mortgage debt (including a net (discount) of $(13,957) and $(13,663), respectively)	$2,838,382	$2,315,889
Unsecured notes (including a net (discount) / premium of $(72,843) and $12,412, respectively)	8,942,999	8,828,912
Line of credit	376,300	334,000
Accounts payable and accrued expenses	479,813	573,069
Distribution payable	229,595	3,899
Other liabilities (net of a (discount) of $(30,006) and $0, respectively)	490,987	398,273
Commitments and contingencies	—	—

Total Liabilities	13,358,076	12,454,042

Minority Interests:
EOP Partnership	1,137,620	1,191,741
Partially owned properties	181,046	183,863

Total Minority Interests	1,318,666	1,375,604

Mandatorily Redeemable Preferred Shares:
5.25% Series B Convertible, Cumulative Redeemable Preferred Shares, liquidation preference $50.00 per share, 5,990,000 issued and outstanding	299,500	299,500

Shareholders’ Equity:
Preferred Shares, 100,000,000 authorized:
8.625% Series C Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 0 and 4,562,900 issued and outstanding	—	114,073
7.75% Series G Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 8,500,000 issued and outstanding	212,500	212,500
Common Shares, $0.01 par value; 750,000,000 shares authorized, 402,411,561 and 400,460,388 issued and outstanding, respectively	4,024	4,005
Other Shareholders’ Equity:
Additional paid in capital	10,439,303	10,396,864
Deferred compensation	(3,715)	(5,889)
Dividends in excess of accumulated earnings	(889,002)	(652,036)
Accumulated other comprehensive loss (net of accumulated amortization of $1,726 and $(73), respectively)	(66,347)	(9,653)

Total Shareholders’ Equity	9,696,763	10,059,864

Total Liabilities, Minority Interests, Mandatorily Redeemable Preferred Shares and Shareholders’ Equity	$24,673,005	$24,189,010

Equity Office Properties Trust
Segment Information
June 30, 2004

     Our primary business is the ownership and operation of Office Properties. We account for each Office Property as an individual operating segment and have aggregated the related operating accounts into a single operating segment for financial reporting purposes due to the fact that the individual operating segments have similar economic characteristics. The net property operating income from continuing operations generated at the “Corporate and Other” segment consist primarily of the Industrial Properties. The “Other revenues” generated at the “Corporate and Other” segment consist primarily of fee income from the management of office properties owned by third parties, interest and dividend income from various investments and realized gains on settlement of derivatives.

	For the three months ended			For the three months ended
	June 30, 2004			June 30, 2003
	Office	Corporate		Office	Corporate
	Properties	and Other	Consolidated	Properties	and Other	Consolidated
	(Dollars in thousands)			(Dollars in thousands)
Property operating revenues (1)	$785,664	$6,020	$791,684	$770,622	$6,482	$777,104
Property operating expenses (2)	(293,843)	(1,550)	(295,393)	(274,573)	(1,445)	(276,018)

Property net operating income from continuing operations	491,821	4,470	496,291	496,049	5,037	501,086

Adjustments to arrive at net income:
Other revenues	664	5,595	6,259	247	6,945	7,192
Realized gain on settlement of derivatives	—	24,016	24,016	—	—	—
Interest expense (3)	(55,138)	(156,009)	(211,147)	(45,921)	(162,662)	(208,583)
Depreciation and amortization	(183,229)	(6,276)	(189,505)	(165,990)	(4,701)	(170,691)
Ground rent	(5,050)	—	(5,050)	(4,870)	—	(4,870)
General and administrative	—	(13,709)	(13,709)	(1)	(17,654)	(17,655)

Total	(242,753)	(146,383)	(389,136)	(216,535)	(178,072)	(394,607)

Income before income taxes, allocation to minority interests and income from investments in unconsolidated joint ventures	249,068	(141,913)	107,155	279,514	(173,035)	106,479
Income taxes	(460)	(895)	(1,355)	(206)	(1,368)	(1,574)
Minority interests	(2,341)	(12,110)	(14,451)	(1,841)	(18,527)	(20,368)
Income from investments in unconsolidated joint ventures	14,316	423	14,739	19,478	1,468	20,946

Income from continuing operations	260,583	(154,495)	106,088	296,945	(191,462)	105,483
Discontinued operations (including net gain on sales of real estate of $1,927 and $44,448, respectively)	8,727	(5,307)	3,420	56,785	2,988	59,773

Net income	$269,310	$(159,802)	$109,508	$353,730	$(188,474)	$165,256

Property net operating income:
Continuing operations	$491,821	$4,470	$496,291	$496,049	$5,037	$501,086
Discontinued operations	87	3,503	3,590	16,537	4,387	20,924

Total property net operating income	$491,908	$7,973	$499,881	$512,586	$9,424	$522,010

Property operating margin from continuing and discontinued operations (4)			62.7%			64.7%

Property operating margin from continuing operations (4)			62.7%			64.5%

Total assets	$24,251,741	$421,264	$24,673,005

(1)	Included in property operating revenues are rental revenues, tenant reimbursements, parking income and other income.

(2)	Included in property operating expenses are real estate taxes, insurance, repairs and maintenance and property operating expenses.

(3)	Interest expense for the Office Properties represents interest expense on property secured mortgage debt and does not include interest expense on the unsecured notes or the line of credit.

(4)	Property operating margin is calculated by dividing property net operating income by property operating revenues.

Equity Office Properties Trust
Segment Information
June 30, 2004

     Our primary business is the ownership and operation of Office Properties. We account for each Office Property as an individual operating segment and have aggregated the related operating accounts into a single operating segment for financial reporting purposes due to the fact that the individual operating segments have similar economic characteristics. The net property operating income from continuing operations generated at the “Corporate and Other” segment consist primarily of the Industrial Properties. The “Other revenues” generated at the “Corporate and Other” segment consist primarily of fee income from the management of office properties owned by third parties, interest and dividend income from various investments and realized gains on settlement of derivatives and sale of certain marketable securities.

	For the six months ended			For the six months ended
	June 30, 2004			June 30, 2003
	Office	Corporate		Office	Corporate
	Properties	and Other	Consolidated	Properties	and Other	Consolidated
	(Dollars in thousands)			(Dollars in thousands)
Property operating revenues (1)	$1,567,142	$11,960	$1,579,102	$1,541,203	$12,949	$1,554,152
Property operating expenses (2)	(571,790)	(3,017)	(574,807)	(542,216)	(2,923)	(545,139)

Property net operating income from continuing operations	995,352	8,943	1,004,295	998,987	10,026	1,009,013

Adjustments to arrive at net income:
Other revenues	2,353	8,286	10,639	1,135	14,220	15,355
Realized gain on settlement of derivatives and sale of marketable securities	—	24,016	24,016	—	8,143	8,143
Interest expense (3)	(108,147)	(310,602)	(418,749)	(89,534)	(325,952)	(415,486)
Depreciation and amortization	(363,419)	(12,271)	(375,690)	(329,293)	(8,988)	(338,281)
Ground rent	(10,396)	—	(10,396)	(9,466)	—	(9,466)
General and administrative	—	(25,018)	(25,018)	—	(31,157)	(31,157)

Total	(479,609)	(315,589)	(795,198)	(427,158)	(343,734)	(770,892)

Income before income taxes, allocation to minority interests and income from investments in unconsolidated joint ventures	515,743	(306,646)	209,097	571,829	(333,708)	238,121
Income taxes	(418)	(674)	(1,092)	(384)	(2,186)	(2,570)
Minority interests	(4,907)	(20,059)	(24,966)	(4,347)	(35,841)	(40,188)
Income from investments in unconsolidated joint ventures	28,296	2,161	30,457	40,491	1,219	41,710

Income from continuing operations	538,714	(325,218)	213,496	607,589	(370,516)	237,073
Discontinued operations (including net gain on sales of real estate of $4,122 and $51,725, respectively)	10,809	(3,061)	7,748	79,279	6,082	85,361

Income before cumulative effect of a change in accounting principle	549,523	(328,279)	221,244	686,868	(364,434)	322,434
Cumulative effect of a change in accounting principle	(33,697)	—	(33,697)	—	—	—

Net income	$515,826	$(328,279)	$187,547	$686,868	$(364,434)	$322,434

Property net operating income:
Continuing operations	$995,352	$8,943	$1,004,295	$998,987	$10,026	$1,009,013
Discontinued operations	228	7,229	7,457	37,458	9,044	46,502

Total property net operating income	$995,580	$16,172	$1,011,752	$1,036,445	$19,070	$1,055,515

Property operating margin from continuing and discontinued operations (4)			63.6%			65.1%

Property operating margin from continuing operations (4)			63.6%			64.9%

Total assets	$24,251,741	$421,264	$24,673,005

(1)	Included in property operating revenues are rental revenues, tenant reimbursements, parking income and other income.

(2)	Included in property operating expenses are real estate taxes, insurance, repairs and maintenance and property operating expenses.

(3)	Interest expense for the Office Properties represents interest expense on property secured mortgage debt and does not include interest expense on the unsecured notes or the line of credit.

(4)	Property operating margin is calculated by dividing property net operating income by property operating revenues.

Equity Office Properties Trust
Reconciliation of Net Income to Funds From Operations (“FFO”)

	For the three months ended June 30,
	2004		2003
		Per Weighted		Per Weighted
	Dollars	Average Share (b)	Dollars	Average Share (b)
	(Dollars in thousands, except per share amounts)
Reconciliation of net income to FFO (a):
Net income	$109,508	$0.27	$165,256	$0.41
Real estate related depreciation and amortization and net gain on sales of real estate, including our share of unconsolidated joint ventures and adjusted for minority interests’ share in partially owned properties	192,325	0.48	141,796	0.35
Cumulative effect of a change in accounting principle	—	—	—	—
Minority interests in EOP Partnership share of add back for real estate related depreciation and amortization, net gain on sales of real estate and cumulative effect of a change in accounting principle	(20,627)	(0.05)	(15,607)	(0.04)

FFO	281,206	0.70	291,445	0.73
Preferred distributions	(8,944)	(0.02)	(15,395)	(0.04)

FFO available to common shareholders — basic	$272,262	$0.68	$276,050	$0.69

Adjustments to arrive at FFO available to common shareholders plus assumed conversions:	Net Income	FFO	Net Income	FFO
Net income and FFO	$109,508	$281,206	$165,256	$291,445
Preferred distributions	(8,944)	(8,944)	(15,395)	(15,395)

Net income and FFO available to common shareholders	100,564	272,262	149,861	276,050
Net income allocated to minority interests in EOP Partnership	12,110	12,110	18,527	18,527
Minority interests in EOP Partnership share of add back for real estate related depreciation and amortization, net gain on sales of real estate and cumulative effect of a change in accounting principle	—	20,627	—	15,607
Preferred distributions on Series B preferred shares, of which is assumed to be converted into Common Shares	—	5,236	—	3,931

Net income and FFO available to common shareholders plus assumed conversions	$112,674	$310,235	$168,388	$314,115

Weighted average Common Shares, dilutive potential common shares plus assumed conversions outstanding	450,533,841	458,923,195	452,010,570	460,399,924

Net income and FFO available to common shareholders plus assumed conversions per share	$0.25	$0.68	$0.37	$0.68

	Common Shares and common share equivalents
Weighted average Common Shares outstanding (used for both net income and FFO basic calculation)	400,846,907	400,457,311
Redemption of Units for Common Shares	48,398,598	49,758,952
Impact of share options and restricted shares which are dilutive to both net income and FFO	1,288,336	1,794,307

Weighted average Common Shares and dilutive potential common shares used for net income available to common shareholders	450,533,841	452,010,570
Impact of conversion of Series B preferred shares, which are dilutive to FFO, but not net income	8,389,354	8,389,354

Weighted average Common Shares, dilutive potential common shares plus assumed conversions used for the calculation of FFO available to common shareholders plus assumed conversions	458,923,195	460,399,924

	For the six months ended June 30,
	2004		2003
		Per Weighted		Per Weighted
	Dollars	Average Share (b)	Dollars	Average Share (b)
	(Dollars in thousands, except per share amounts)
Reconciliation of net income to FFO (a):
Net income	$187,547	$0.47	$322,434	$0.80
Real estate related depreciation and amortization and net gain on sales of real estate, including our share of unconsolidated joint ventures and adjusted for minority interests’ share in partially owned properties	383,892	0.96	317,650	0.79
Cumulative effect of a change in accounting principle	33,697	0.08	—	—
Minority interests in EOP Partnership share of add back for real estate related depreciation and amortization, net gain on sales of real estate and cumulative effect of a change in accounting principle	(45,056)	(0.11)	(34,772)	(0.09)

FFO	560,080	1.40	605,312	1.50
Preferred distributions	(21,692)	(0.05)	(30,856)	(0.08)

FFO available to common shareholders — basic	$538,388	$1.35	$574,456	$1.42

Adjustments to arrive at FFO available to common shareholders plus assumed conversions:	Net Income	FFO	Net Income	FFO
Net income and FFO	$187,547	$560,080	$322,434	$605,312
Preferred distributions	(21,692)	(21,692)	(30,856)	(30,856)

Net income and FFO available to common shareholders	165,855	538,388	291,578	574,456
Net income allocated to minority interests in EOP Partnership	20,059	20,059	35,841	35,841
Minority interests in EOP Partnership share of add back for real estate related depreciation and amortization, net gain on sales of real estate and cumulative effect of a change in accounting principle	—	45,056	—	34,772
Preferred distributions on Series B preferred shares, of which is assumed to be converted into Common Shares	—	9,167	—	7,862

Net income and FFO available to common shareholders plus assumed conversions	$185,914	$612,670	$327,419	$652,931

Weighted average Common Shares, dilutive potential common shares plus assumed conversions outstanding	450,840,364	459,229,718	455,646,938	464,036,292

Net income and FFO available to common shareholders plus assumed conversions per share	$0.41	$1.33	$0.72	$1.41

	Common Shares and common share equivalents
Weighted average Common Shares outstanding (used for both net income and FFO basic calculation)	400,255,725	404,348,812
Redemption of Units for Common Shares	48,646,371	49,905,628
Impact of share options and restricted shares which are dilutive to both net income and FFO	1,938,268	1,392,498

Weighted average Common Shares and dilutive potential common shares used for net income available to common shareholders	450,840,364	455,646,938
Impact of conversion of Series B preferred shares, which are dilutive to FFO, but not net income	8,389,354	8,389,354

Weighted average Common Shares, dilutive potential common shares plus assumed conversions used for the calculation of FFO available to common shareholders plus assumed conversions	459,229,718	464,036,292

(a) FFO is a non-GAAP financial measure. The most directly comparable GAAP measure is net income, to which it is reconciled. See definition below.

(b) FFO per share may not total the sum of the per share components in the reconciliation due to rounding.

FFO Definition:

     FFO is defined as net income, computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains or losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We believe that FFO is helpful to investors as one of several measures of the performance of an equity REIT. We further believe that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review FFO, along with GAAP net income when trying to understand an equity REIT’s operating performance. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Equity Office Properties Trust
Same Store Portfolio Segment Results
June 30, 2004

The financial data presented in the Consolidated Statements of Operations show changes in revenues and expenses from period-to-period. We do not believe our period-to-period financial data are necessarily comparable because we acquire and dispose of properties on an ongoing basis. The following table shows results attributable to the properties that were held during both periods being compared (the “Same Store Portfolio”). The information below is for consolidated office and industrial properties only.

	For the three months ended June 30,		Change
	2004	2003	$	%
	(Dollars in thousands)

Property Operating Revenues (before straight-line rent)	$717,463	$730,797	($13,334)	(1.8%)
Straight-line rent	17,889	18,425	(536)	(2.9%)
Property Operating Revenues	735,352	749,222	(13,870)	(1.9%)

Real estate taxes	92,498	84,866	7,632	9.0%
Insurance, repairs and maintenance and property operating expenses	183,354	180,342	3,012	1.7%

Property Operating Expenses	275,852	265,208	10,644	4.0%

Property Operating Revenues less Property Operating Expenses	$459,500	$484,014	($24,514)	(5.1%)

Property Operating Margin (Property Operating Revenues less Property Operating Expenses divided by Property Operating Revenues)	62.5%	64.6%		(2.1%)

Property Operating Revenues less Property Operating Expenses	$459,500	$484,014	($24,514)	(5.1%)
Less straight-line rent	(17,889)	(18,425)	536	(2.9%)

Property Operating Revenues less Property Operating Expenses (before straight-line rent)	$441,611	$465,589	($23,978)	(5.2%)

Lease termination fees (included in Property Operating Revenues)	$8,755	$7,833	$922	11.8%

Property Operating Margin excluding lease termination fees	62.0%	64.2%		(2.2%)

Occupancy	At June 30, 2004	At March 31, 2003
Office:
CBD	90.2%	91.0%	(0.8%)
Suburban	83.7%	83.9%	(0.2%)

Total Office	86.1%	86.5%	(0.4%)

Industrial
CBD	0.0%	0.0%	0.0%
Suburban	88.1%	90.2%	(2.1%)
Total Industrial	88.1%	90.2%	(2.1%)

Same Store Portfolio
CBD	90.2%	91.0%	(0.8%)
Suburban	83.9%	84.2%	(0.3%)
Total Same Store Portfolio	86.1%	86.6%	(0.5%)

Square Feet
Office	104,601,061
Industrial	3,477,184
Total	108,078,245

Number of Properties
Office	635
Industrial	37
Total	672

	For the six months ended June 30,		Change
	2004	2003	$	%
	(Dollars in thousands)

Property Operating Revenues (before straight-line rent)	$1,437,235	$1,468,230	($30,995)	(2.1%)
Straight-line rent	37,414	29,193	8,221	28.2%
Property Operating Revenues	1,474,649	1,497,423	(22,774)	(1.5%)

Real estate taxes	171,165	169,259	1,906	1.1%
Insurance, repairs and maintenance and property operating expenses	368,673	355,726	12,947	3.6%

Property Operating Expenses	539,838	524,985	14,853	2.8%

Property Operating Revenues less Property Operating Expenses	$934,811	$972,438	($37,627)	(3.9%)

Property Operating Margin (Property Operating Revenues less Property Operating Expenses divided by Property Operating Revenues)	63.4%	64.9%		(1.5%)

Property Operating Revenues less Property Operating Expenses	$934,811	$972,438	($37,627)	(3.9%)
Less straight-line rent	(37,414)	(29,193)	(8,221)	28.2%

Property Operating Revenues less Property Operating Expenses (before straight-line rent)	$897,397	$943,245	($45,848)	(4.9%)

Lease termination fees (included in Property Operating Revenues)	$22,838	$20,589	$2,249	10.9%

Property Operating Margin excluding lease termination fees	62.8%	64.5%		(1.7%)

Occupancy	At June 30, 2004	At December 31, 2002
Office:
CBD	90.2%	92.0%	(1.8%)
Suburban	83.7%	85.8%	(2.1%)

Total Office	86.1%	88.1%	(2.0%)

Industrial
CBD	0.0%	0.0%	0.0%
Suburban	88.1%	93.4%	(5.3%)
Total Industrial	88.1%	93.4%	(5.3%)

Same Store Portfolio
CBD	90.2%	92.0%	(1.8%)
Suburban	83.9%	86.2%	(2.3%)
Total Same Store Portfolio	86.1%	88.2%	(2.1%)

Square Feet
Office	104,601,061
Industrial	3,477,184
Total	108,078,245

Number of Properties
Office	635
Industrial	37
Total	672